Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: March 14, 2005.	/s/ Malon Wilkus
Malon Wilkus Chairman, Chief Executive Officer and President

Signature	Title	Date

/s/ Malon Wilkus Malon Wilkus	Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 14, 2005

/s/ John R. Erickson John R. Erickson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2005

/s/ Mary C. Baskin Mary C. Baskin	Director	March 14, 2005

/s/ Neil M. Hahl Neil M. Hahl	Director	March 14, 2005

/s/ Philip R. Harper Philip R. Harper	Director	March 14, 2005

/s/ Stan Lundine Stan Lundine	Director	March 14, 2005

/s/ Kenneth D. Peterson, Jr. Kenneth D. Peterson, Jr.	Director	March 14, 2005

/s/ Alvin N. Puryear Alvin N. Puryear	Director	March 14, 2005